Exhibit 32.2

SECTION 906 CERTIFICATION

        In accordance with Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Financial Officer of Registrant hereby certifies to his knowledge that this amendment to annual report of the Company on Form 10-K/A for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934 and that the information contained in this amendment to annual report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: April 30, 2007	/s/ R. Brent Lenczycki, CPA R. Brent Lenczycki, CPA Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

        A signed original of this written statement or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to Bradley Pharmaceuticals, Inc. and will be retained by Bradley Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

        The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and is not being filed as part of the Form 10-K/A or as a separate disclosure document.